Exhibit 32.2

Certification of Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Advanced Micro Devices, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i.)	the Annual Report on Form 10-K of the Company for the annual period ended December 27, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii.)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 20, 2009

/s/ Robert J. Rivet
Robert J. Rivet
Executive Vice President,
Chief Operations and Administrative Officer, Chief Financial Officer